 EXHIBIT 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                        At March 31, 2003
                                                       ---------------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                  $345,653,452
   Accumulated D, D & A                                        (136,467,216)
                                                       ---------------------
Net Property, Plant & Equipment                                 209,186,236
                                                       ---------------------

Current Assets:
   Cash and Temporary Cash Investments                           33,512,593
   Notes Receivable-Intercompany                                  1,400,000
   Receivables - Net                                              6,383,977
   Accounts Receivable-Intercompany                                  28,995
   Unbilled Utility Revenue                                       3,539,815
   Materials/Supplies - Average Cost                              2,901,678
   Prepayments                                                       30,683
                                                       ---------------------
Current Assets                                                   47,797,741
                                                       ---------------------

Other Assets                                                        494,171
                                                       ---------------------

Total Assets                                                   $257,478,148
                                                       =====================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                     $4,750
 Paid in Capital                                                 38,245,591
   Earnings Reinvested in Business                              (13,479,479)
   Accumulated Other Comprehensive Income                        10,653,722
                                                       ---------------------
Total Common Stock Equity                                        35,424,584

   Long-Term Debt Net of Current Portion                         16,612,489
   Notes Payable - Intercompany - Long Term                      89,770,000
                                                       ---------------------
Total Capitalization                                            141,807,073
                                                       ---------------------

Minority Interest in Foreign Subsidiaries                        32,920,383
                                                       ---------------------

Liabilities:
   Notes Payable - Intercompany                                  26,200,000
   Long Term Debt Due Current                                    11,085,465
   Accounts Payable - Other                                      17,546,945
   Accounts Payable - Intercompany                                2,474,401
   Other Accruals & Current Liabilities                           5,159,415
                                                       ---------------------
Total Current Liabilities                                        62,466,226
                                                       ---------------------

Deferred Credits:
   Accumulated Deferred Income Tax                               17,846,969
   Other Deferred Credit                                          2,437,497
                                                       ---------------------
Total Deferred Credits                                           20,284,466
                                                       ---------------------

Total Capitalization & Liabilities                             $257,478,148
                                                       =====================